EXHIBIT 10.21

EMPLOYMENT AGREEMENT

THIS AGREEMENT is by and between Crown American Properties, L.P. a Delaware Limited Partnership, having its principal place of business at Johnstown, Pennsylvania (Employer) and Terry L. Stevens (Employee).

W I T N E S S E T H:

WHEREAS, Employee possesses knowledge and skills that will contribute to the successful operation of the Employer's business;

WHEREAS, the Employer desires to secure the continuing services of Employee, and Employee is willing to continue in the employment of the Employer, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Employer is prepared to enhance the terms and conditions of employment applicable to Employee;

NOW THEREFORE, intending to be legally bound, the Employer agrees to employ Employee, and Employee hereby agrees to be employed by the Employer, upon the following terms and conditions:

ARTICLE I

EMPLOYMENT

    Position. Employee is employed as the Employer's Chief Financial

_Officer, and will use his best energies and abilities in the performance of his duties in such capacity and in the performance of such other duties as may be assigned to him from time to time by the CEO or Board of Trustees of the Employer, or its designated representative

1.02. Term. Subject to the termination provisions in Article II, this Agreement will commence as of the date hereof January 1, 2002, and will continue until December 31, 2004. Employee's employment will extend automatically for a successive two year term, unless Employee has received from the Employer written notice, dated and mailed at least six months prior to the expiration date, that the term of Employee's employment will not be extended.

    . Compensation. (a) Your base salary for the period from January 1, 2002 to December 31, 2002 will be $211,602.00 which may be adjusted from time to time at the Company's sole discretion. As a financial incentive to help the Company achieve or exceed its objectives and to encourage your continued employment with the Company, you will be eligible to participate in those management incentive plans established for senior executives of the Company so that you will have the opportunity to earn additional compensation based on the Company's results and your individual performance. Such plans shall be comprised of the following:

        The Key Executive Incentive Plan
        The Employer Stock Option Plan

It is in the nature of such plans that there is no guarantee of any management incentive compensation, and the determination of any award is solely within the discretion of the Company. Participation in any plan is governed by the plan's provisions, which the Company can amend from time to time at its sole discretion.

1.04. Employee Benefits. (a) Employee will be covered by such group insurance plans and eligible for such holidays as the CEO or his designated representative shall determine or as are available generally to management level employees of the Employer; (b) Employee will be entitled to three weeks of vacation per year;

(c) Employee will be entitled to receive a car allowance of $643.75 per month, which will be paid monthly; (d) Employee will be reimbursed for all reasonable expenses associated with his attendance at any Employer-sponsored retreat, seminar, trade show or customer presentation; (e) Employee will be provided a free parking space at his office location and a paid annual physical; and (f) Employee will be reimbursed by the Employer for all other reasonable out-of-pocket expenses incurred by Employee on behalf of the Employer.

ARTICLE II

TERMINATION

2.01. Incapacity. If during the term of Employee's employment, Employee is prevented, in the Employer's judgment, from effectively performing the essential functions of his job by reason of illness, disability, or any other reason, the Employer, by written notice to Employee, may terminate Employee's employment. Upon delivery to Employee of such notice, together with payment of any salary accrued under Section 1.03 up to date of termination, Employee's employment and all obligations of the Employer under Article I will terminate.

2.02. Death. If Employee dies during the term of his employment,

Employee's employment will terminate and all Employer obligations, other than any obligations with respect to the payment of accrued but unpaid salary, will cease.

2.03. Employer Termination. (a) For Cause. If the Employer determines that Employee has failed to perform the required duties hereunder or under law, has violated any of the agreements, covenants, terms or conditions hereunder or has engaged in conduct which has injured or would injure the business or reputation of the Employer or otherwise adversely affect its interests, including, but not limited to, conduct which is dishonest or disloyal, or constitutes willful misconduct, gross negligence, or refusal or unwillingness to perform duties hereunder in good faith or to the best of Employee's ability then, and in such event, the Employer may, by written notice to Employee, terminate this Agreement. Upon delivery to Employee of such notice, together with payment of any accrued compensation through date of termination, this Agreement and all obligations of the Employer under Article I hereof shall forthwith terminate.

2.04. Without Cause. This Agreement may be terminated at any time by the

Employer without cause. The Employer shall give Employee forty-five (45) days prior written notice of any such termination. The Employer will pay Employee two years (Salary Continuation Period) of base salary as then in effect if the Employer terminates without cause. Employee will also continue to receive the same level of medical/dental and life insurance benefits as is available at the time of termination, at the Employer's expense under the COBRA program, for the duration of the Salary Continuation Period. The Employer's obligation to make payments during the Salary Continuation Period is contingent upon Employer first signing a separation agreement and release to be drafted by the Company and your full compliance with all provisions in this agreement.

2.05. Employee Termination. Employee agrees to give the Employer thirty

(30) days prior written notice of the termination of this Agreement. Simultaneously with such notice, Employee shall inform the Employer in writing as to Employee's employment plans following the termination of this Agreement.

2.06. Damage Limitation. Employee understands and agrees that he is entitled exclusively to the compensation and benefits as stated in this Article II in the event of termination and that any claim for damages by Employee arising from this Agreement and his employment by the Employer will be limited exclusively to the compensation and benefits as set forth in this Article II in the event of termination.

ARTICLE III

EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

3.01. Duties. Employee agrees to be a loyal employee of the Employer.

Employee agrees to devote his best efforts full-time to the performance of his duties for the Employer, to give proper time and attention to furthering the Employer's business,

and to comply with all rules, regulations and instruments established or issued by the

Employer. Employee further agrees that, during the term of this Agreement, Employee,

directly or indirectly, will not engage in any business which in the Employer's judgment would detract from Employee's ability to apply his best efforts to the performance of his duties under this Agreement. Employee further agrees to advise Employer promptly of his involvement in any such business or occupation. Employee also agrees that he will advise the CEO of any corporate opportunities and not usurp such opportunities without the express written consent of the Employer.

3.02. Review by Counsel. Employee represents and warrants that this

Agreement is the result of full and otherwise good faith bargaining over its terms and that he has been provided a full and otherwise fair opportunity to have legal counsel for

Employee review this Agreement and to verify from counsel that the terms and provisions of this Agreement are reasonable and enforceable.

ARTICLE IV

GENERAL PROVISIONS

4.01. Employment Laws. The Employer will continue to comply fully with all laws which apply to Employee's employment by it, including, without limitation, Title

VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the

Americans with Disabilities Act, and all state and local statutory and common laws affecting Employee's employment, and the Employer and Employee, freely and without coercion, agree to resolve any and all disputes over Employee's employment strictly and solely in accordance with the arbitration provisions of Section 5.13 without resort to court or other proceedings except as otherwise specified in this Agreement.

4.02. Authorization to Modify Restrictions. The provisions of this Agreement will be enforceable to the fullest extent permissible under applicable law, and the unenforceability (or modification to conform to law) of any provision will not render unenforceable, or impair, the remainder of this Agreement. If any provision will be found invalid or unenforceable, in whole or in part, this Agreement will be considered amended to delete or modify, as necessary, the offending provision or provisions and to alter its bounds to render it valid and enforceable.

4.03. No Waiver. The failure of either the Employer or Employee to insist upon the performance of any term in this Agreement, or the waiver of any breach of any such term, shall not waive any such term or any other term of this Agreement. Instead,

this Agreement shall remain in full force and effect as if no such forbearance or waiver had occurred.

4.04. Employer Violation Not a Defense. In an action by the Employer to enforce this Agreement, any claims asserted by Employee against the Employer as violations of this Agreement will not constitute a defense.

4.05. Entire Agreement. This Agreement and those remaining portions of the

Employee's existing employment agreement represent the entire agreement of the parties and may be amended only by a writing signed by each of them.

4.06. Governing Law. This Agreement will be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania.

4.07. Consent to Jurisdiction. Employee hereby irrevocably submits to the personal jurisdiction of the United States District Court for the Western District of

Pennsylvania or any [specify] state court with jurisdiction in any action or proceeding seeking to enforce or vacate an arbitrator's award issued as a result of proceedings required by Section 4.4.

4.08. Service of Process. Employee irrevocably consents to the service of any summons and complaint and any other process which may be served in any action or proceeding arising out of or related to this Agreement brought in the United States

District Court for the Western District of Pennsylvania or any [specify] state court with jurisdiction by the mailing by certified or registered mail of copies of such process to employee at his address as set forth on the signature page of this Agreement.

4.09. Venue. Employee irrevocably waives any objection which he now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to an arbitrator's award regarding this Agreement brought in the United States

District Court for the Western District of Pennsylvania or any [specify] state court and any objection on the ground that any such action or proceeding in either of such courts has been brought in an inconvenient forum. Nothing in this Section 5.09 will affect the right of the Employer to bring any action or proceeding against Employee or his property in the courts of other jurisdictions.

4.1. Recovery of Expenses. If the Employer prevails in a proceeding for damages or injunctive relief, Employee agrees that the Employer, in addition to other relief, will be entitled to reasonable attorneys' fees, costs, and the expenses of litigation incurred by the Employer in securing the relief granted by the Court.

4.2. Agreement Binding. The obligations of Employee under this Agreement will continue after the termination of his employment with the Employer for any reason and will be binding on his heirs, executors, legal representatives, and assigns and will inure to the benefit of any successors and assigns of the Employer.

4.3. Counterparts, Section Headings. This Agreement may be executed in any number of counterparts. Each will be considered an original, but all will constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and will not affect the construction or interpretation of any of its provisions.

4.4. Arbitration. Subject to any limit or damages provided by applicable law,

any controversy or claim arising out of or relating to this Agreement, or its breach, will be settled exclusively and confidentially by final and binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

ARTICLE V

MISCELLANEOUS

5.1. Disability. If, during the term of this Agreement you become ill or otherwise incapacitated and the Company determines, in good faith, that such illness or other incapacity renders you incapable of performing your duties and obligations under this Agreement, even with reasonable accommodations made by the Company on your behalf, the Company shall have the right to terminate your employment and this

Agreement, in which event you shall be entitled to (i) payment of any Base Salary which has been earned but not paid as of the date of your separation from employment;

and (ii) your current base salary payable in the usual way for a period of six (6) months.

5.2. Non-Disclosure. You agree not to disclose to anyone outside of the

Company, use in other than the Company'' business, nor disclose to anyone within the

Company who does not have a need-to-know, any technical or non-technical information or material which gives the Company an advantage over others who do not know it

("proprietary information") relating in any way to the business of the Company, except with the Company's written permission. You shall not disclose to the Company nor induce the Company to use any proprietary information of others. You further agree that upon termination of your employment with the Company, all records and all proprietary information of the Company including copies thereof in your possession, whether prepared by you or others, shall be so identified and shall be surrendered to and left with the Company. Further, you agree that all other property of whatsoever kind or nature belonging to the Company shall also be left with the Company. This obligation shall continue for at least five years after termination of your employment and for as long thereafter as is reasonably necessary to protect the Company's interests.

5.3. Proprietary Information. For purposes of this Agreement, proprietary information shall include, but not be limited to, scientific or any technical information,

research, development, design, process, manufacture, procedure, formula, testing,

improvements, operation and information related to the sale of products or services; the

Company's patent position or trade secrets; costs, profits, investments, planning, markets and other financial or business information including listings of names, addresses or telephone numbers; or experience with new ventures or products. Proprietary information may be in written, digital, visual or oral form.

EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND

UNDERSTANDS THE FOREGOING PROVISIONS AND THAT SUCH

PROVISIONS ARE REASONABLE AND ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed this first day of January, 2002.

Witness:

______________________________ __________________________________

[Employee]

Address: __________________________

__________________________

__________________________

Attest:

[Employer]

__________________________________ By: _______________________________

[Corporate Seal]

Address: ___________________________

___________________________

___________________________